   Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the filing with the SEC of the Quarterly Report of North American Scientific, Inc. (“Company”) on Form 10-Q/A for the quarter ended July 31, 2008 (the “Report”), John B. Rush, President and Chief Executive Officer and Acting Chief Financial Officer of the Company certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:

(1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m(a) or Section 78o(d)); and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 22, 2008	By:	/s/ John B. Rush
John B. Rush
President, Chief Executive Officer
And Acting Chief Financial Officer